Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 4, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 20-F of Telefonaktiebolaget LM Ericsson (publ) for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers
PricewaterhouseCoopers AB
Stockholm, Sweden
April 23, 2012